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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
St. Joe Forest Products Company:


    We consent to the inclusion of our report dated February 12, 1996, with respect to the statements of financial position of St. Joe Forest Products Company--Linerboard Mill Operations as of December 31, 1994 and 1995, and the related statements of operations, cash flows and changes in equity for each of the years in the three-year period ended December 31, 1995, which report appears in the Form S-4 of Florida Coast Paper Company, L.L.C. dated September 27, 1996, and to the reference to our firm under the heading "Experts" in the Form S-4 of Florida Coast Paper Company, L.L.C. dated September 27, 1996. Our report refers to a change in the method of accounting for income taxes.


                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP


Jacksonville, Florida
September 27, 1996